EXHIBIT 99.4
                                  ------------

     Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Financial Officer of International Microcomputer Software, Inc. (the "Company"), hereby certifies that (i) the Quarterly Report on Form 10-QSB/A for three and nine-month periods ended March 31, 2002, as filed by the Company with the Securities and Exchange Commission (the "Annual Report"), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  December  27,  2002

By:  /s/  William  J.  Bush
William  J.  Bush
Chief  Financial  Officer  (Principal  Accounting  Officer)